FORM 8-K  Exhibit 16.1
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January 12, 2007

Security and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: China Digital Wireless, Inc.


We have read Item 4 of the Form 8-K dated January 12, 2007 of China Digital Wireless, Inc. and are in agreement with the statements contained in Item 4.01(a) therein. We have no basis to agree or disagree with the statements of the registrant contained in Item 4.02(b).


Very truly yours,

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California